                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 24, 2004 (November 22, 2004)
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                               Elecsys Corporation
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             (Exact name of registrant as specified in its charter)

   KANSAS                          0-22760                       48-1099142
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 (State or other jurisdiction    (Commission                    (IRS Employer
       of incorporation)         File Number)                 Identification No.)

      15301 W. 99th Street  Lenexa, Kansas                           66219
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   (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code       (913) 647-0158
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement.

         On November 22, 2004 the Company signed an agreement with Network
Technologies Group, LLC ("NTG, LLC") pursuant to which the Company's wholly-owned subsidiary, NTG, Inc., agreed to acquire substantially all of the assets and assume certain of the liabilities of NTG, LLC for $375,000. The transaction closed on November 24, 2004 and the purchase price was paid in a combination of cash and the Company's restricted Common Stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

         On November 24, 2004 NTG, Inc. entered into an employment agreement with Thomas N. Hilleary, the former managing member and part owner of NTG, LLC, pursuant to which Mr. Hilleary will serve as President of NTG, Inc. Under the terms of the employment agreement, Mr. Hilleary will receive annual compensation of $100,000 per year, will receive an additional $50,000 during his first year of employment, and will be eligible for a one time bonus of $25,000 if certain performance criteria are met by NTG, Inc. Since August 2003, Mr. Hilleary, has
served as the managing member of NTG, LLC. From March 1999 until July 2003, Mr.
Hilleary was a Vice-President and the Director of Business Development for
LaBarge, Inc., headquartered in St. Louis, Missouri.

         A copy of the press release issued by the Company announcing the transaction and appointment of Mr. Hilleary is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

         (c) EXHIBITS. The following exhibits are filed herewith:

         99.1              Press Release dated November 24, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  November 24, 2004
                                          ELECSYS CORPORATION

                                          By: /s/ Todd A. Daniels
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                                               Todd A. Daniels
                                               Vice President and Chief Financial Officer